Exhibit 10.10

                      EMPLOYMENT AGREEMENT

      EMPLOYMENT  AGREEMENT dated as of the 20th day of  January,

2003  between  MICROWAVE CONCEPTS, INC., a  Delaware  corporation

(hereinafter called the "Company") with offices at 20 Just  Road,

Fairfield,  New Jersey 07004, and ANTHONY POSPISHIL, residing  at the  address set forth on Schedule A attached hereto (hereinafter called the "Executive").


                       W I T N E S S E T H



      WHEREAS,  the  Company  is  a  wholly-owned  subsidiary  of

Micronetics, Inc. ("Micronetics"), a Delaware corporation;

      WHEREAS,  the  Company manufactures and  markets  microwave products; and

      WHEREAS, the Company and the Executive desire to enter into an  agreement to memorialize their understandings with regard  to the employment of the Executive by the Company.

      NOW,  THEREFORE, in consideration of the mutual  covenants,

conditions  and  promises contained herein,  the  parties  hereby agree as follows:

           1.   Employment Term.    The Company hereby agrees  to

employ the Executive and the Executive agrees to enter the employ of the Company on the terms and conditions set forth below for  a term commencing on the date hereof (the "Commencement Date"), and terminating  three  years  from the  date  hereof  unless  sooner terminated  as herein provided or extended by mutual  consent  of the  parties  hereto  (such  term of  this  Agreement  is  herein referred  to  as the "Term").  During the Term, except  with  the consent  of  the  Executive, the Company agrees  to  maintain  an office of the Company at 20 Just Road, Fairfield, NJ, or within a

50  mile  radius of the address set forth on Schedule A  attached hereto, so as to not force any relocation of the Executive.

           2.    Duties.   Subject to the authority, control  and

direction  of the Board of Directors of the Company or  President

of  the  Company, the Executive shall be appointed Vice President and  General  Manager  of the Company, and  the  Executive  shall perform  such duties and services commensurate with his  position as  Vice  President and General Manager of the Company, including such  duties as may from time to time be assigned to him  by  the

President or the Board of Directors.

           3.   Time Requirements.  The Executive agrees that  he

will  devote substantially all of his business time and attention to the business affairs of the Company and that during the period of  such  employment the Executive will not,  without  the  prior permission  of  the President or the Board of  Directors  of  the

Company,  engage in any other business enterprise or  enterprises which  require  more  than a nominal amount  of  the  Executive's business time or attention.  The foregoing shall not prevent  the

purchase  or  ownership  by  the  Executive  of  investments   or

securities of publicly-held companies representing less  than  2%

of  any  such  companies  and any other  business  which  is  not competitive  and  does not have any business relations  with  the

Company  or any subsidiary of the Company, provided the  time  or attention  devoted by the Executive to such activities  does  not interfere with the performance of his duties hereunder.

           4.    Compensation.  For the full, prompt and faithful

performance of all of the duties and services to be performed  by

Executive hereunder, the Company agrees to pay, and the Executive agrees to accept, the amounts set forth below.

                (a)  As base compensation, the Executive shall be

paid at a rate set forth on paragraph (a) of Schedule B per annum

(the  "Base  Compensation"), payable at such  regular  times  and intervals as the Company customarily pays its employees.

                (b)  As bonus compensation, the Company agrees to

pay the Executive (the "Bonus Compensation"):

                     (i)   Regular  Bonus. For  the  period  from

January  1,  2003  to December 31, 2003, the Executive  shall  be entitled  to  a  bonus at a rate set forth on  paragraph  (b)  of

Schedule B attached hereto for such period.  In any dispute  over this  amount,  the determination by the independent  auditors  of

Micronetics shall be determinative.

     For  each  year thereafter that the Agreement is  effective,

the  Board  of  Directors or President of the Company  agrees  to review the Executive's and Company's performance.  Based on  such review, they or he will develop a new Regular Bonus Plan for  the

Executive.   In  establishing the new  Regular  Bonus  Plan,  the

threshold  of  the  Company's pre-tax profits may  be  increased,

however  the new Regular Bonus Plan will be no less than  as  set forth in this Section 4(b)(i).

                     (ii) One-time Bonuses.   The Executive shall

be entitled to the following as one-time bonuses:

                         (A)   The percent set forth on paragraph

(c)  of  Schedule  B from the sale of MMICs in the  inventory  of

Microwave  Concepts, Inc., a New Jersey Corporation  ("MCI")  (as

defined  in the Asset Purchase Agreement defined below)  existing on  the  date of the closing of Micronetics' acquisition  of  the assets  of  MCI  (the "Closing"), pursuant to the Asset  Purchase

Agreement  between  Micronetics and MCI dated December  24,  2002

(the  "Asset  Purchase Agreement"), payable  within  30  days  of payment for any such sales; and

                          (B)  The percent set forth on paragraph

(d)  of  Schedule B of any negotiated reductions  in  liabilities assumed  by  the Company at the Closing as set forth in  Schedule

1.2  of  the Asset Purchase Agreement, payable within 30 days  of written confirmation of any such reductions.

                     (iii)     Option.   The Company shall  cause

Micronetics  to  grant  to the Executive a three  year  incentive stock  option for 40,000 (15,000 exercisable after year  one  and two,  10,000 exercisable after year three) shares of Common Stock of  Micronetics exercisable at the fair market value  thereof  on the  date  hereof  pursuant to the standard option  agreement  of

Micronetics (the "Option").

                (c)  The Company shall provide the Executive with

health  benefits on the same terms as provided to other similarly situated employees of the Company.

               (d)  The compensation provided for herein shall be

in  additional  to  any  retirement,  profit  sharing,  insurance

(including medical) or similar benefit which may at any  time  be payable  to the Executive pursuant to any plan or policy  of  the

Company  relating to such benefits, which benefits shall be  made available  to  the Executive on the same basis as they  are  made available to other similarly situated executives of the Company.

          5.   Vacation. The Executive shall be entitled to three

weeks  of paid vacation per year during the Term, which shall  be taken  at  such time or times as shall be mutually determined  by the Company and the Executive.

           6.    Death.     In  the event of  the  death  of  the

Executive   during  the  Term  or  any  extension  thereof,   the

employment of the Executive hereunder shall terminate and come to an  end  on the last day of the month following the death of  the

Executive.  The estate of the Executive (or such persons  as  the

Executive  shall  designate  in writing)  shall  be  entitled  to receive, and the Company agrees to pay, the Base Compensation  of the  Executive  up  to the end of the month in which  such  death

occurs.   The  Company and the Executive agree to  negotiate  the

amount  of  Bonus  Compensation for such year  and  pay  that  as directed by the estate of the Executive.  In addition, the vested portion  of the Option will be exercisable to the estate  of  the

Executive for 90 days following the death of the Executive.

           7.    Disability.    In the event that  the  Executive

shall,  because of illness or incapacity, physical or mental,  be unable to perform the duties and services to be performed by  him hereunder for a consecutive period of three months, or six months during  any  twelve month period, the Company may  terminate  the employment  of  the Executive hereunder after the  expiration  of such period.  The Executive shall be entitled to receive his Base

Compensation and Bonus Compensation (including the vested portion of  the Option for 90 days after such termination) earned through the date of such termination.

           8.    Administration; Expenses.  The  Executive  shall

report  to  the  President  and the Board  of  Directors  of  the

Company, or to a person designated by the Board of Directors,  at

such  intervals  as  may be determined from time  to  time.   The

Executive  shall  be reimbursed by the Company for  all  expenses reasonably incurred by him on behalf of the Company in accordance with the Company's standard policies with respect thereto.

          9.   Restrictive Covenants.

               9.1  Inventions.  Any program, discovery, process,

design,  invention  or improvement which the Executive  makes  or develops  during his employment by the Company,  whether  or  not during  regular working hours or in connection with the Company's

business   or   research   activities  as   then   conducted   or

contemplated, shall belong to the Company and shall  be  promptly disclosed to the Company.  During the Executive's employment  and for  a  period  of  two  years thereafter, the  Executive  shall,

without  additional  compensation, execute  and  deliver  to  the

Company any instruments of transfer and take such other action as the  Company  may  request to carry out the  provisions  of  this

Section  9.1,  including  without  limitation,  filing,  at   the

Company's  expense, patent applications for anything  covered  by this  Section 9.1 and the prompt assignment of the  same  to  the

Company.

                9.2   Covenant  Not  to Compete.   The  Executive

covenants  and  agrees that for a period of  twelve  (12)  months following  the  termination of his employment  with  the  Company other  than  as  a  result of a breach of this Agreement  by  the

Company, he shall not, without the prior written consent  of  the

Company  which  shall not be unreasonably withheld  in  the  sole discretion  of the Company, directly or indirectly  compete  with the Company in the microwave control components marketplace or in any  other  business in which the Company may  at  such  time  be engaged, nor induce any person associated with or employed by the

Company or any subsidiary of the Company, to leave the employ  of or  terminate his association with the Company, or any subsidiary of  the Company, or solicit the employment of any such person  on his own behalf or on behalf of any other business enterprise.  In the  event of termination of this Agreement by virtue of a breach by  the  Company  pursuant to a final  judgment  by  a  court  of competent  jurisdiction,  the  aforesaid  covenant  will  not  be

applicable.   The Company designates David Robbins  to  make  the

decisions  as to whether the Company should consent  pursuant  to this paragraph.

                9.3  Nondisclosure.  The Executive covenants  and

agrees for a period of two years following the termination of his employment with the Company, he will not, directly or indirectly,

during or after the term of employment disclose to any person not authorized  by  the  Company to receive or use such  information,

except  for the sole benefit of the Company, any of the Company's confidential  or proprietary data, information, designs,  styles,

or  techniques,  including  customer lists.  Notwithstanding  the foregoing,  this  applies  solely  to  information  that  is  not generally  known to anyone other than the Company, its  Board  of

Directors or its employees.

                9.4    If any term of this Article 9 is found  by

any  court having jurisdiction to be too broad, then and in  that case, such term shall nevertheless remain effective, but shall be considered amended (as to the time or area or otherwise,  as  the case  may  be) to a point considered by said court as reasonable,

and as so amended shall be fully enforceable.

               9.5  In the event that the Executive shall violate

any provision of this Agreement (including but not limited to the provisions  of this Article 9) the Executive hereby  consents  to the  granting of a temporary or permanent injunction against  him by  any  court  of  competent jurisdiction prohibiting  him  from violating any provision of this Agreement.  In any proceeding for an injunction, the Executive agrees that his ability to answer in damages  shall  not be a bar or interposed as a  defense  to  the granting  of  such temporary or permanent injunction against  the

Executive.   The Executive further agrees that the  Company  will

not have an adequate remedy at law in the event of any breach  by

Executive  hereunder and that the Company will suffer irreparable damage and injury if the Executive breaches any of the provisions of this Agreement.

           10.  Termination for Cause.  The Company may terminate

the  Executive's  employment without liability  (other  than  for payments  accrued to the date of termination) if the  Executive's

employment  is  terminated "for cause".   The  term  "for  cause"

shall,  for  the purposes of this Agreement, mean (i) a  material breach by the Executive of the provisions of this Agreement, (ii)

the commission by the Executive of a fraud against the Company or the  conviction of the Executive for aiding or abetting,  or  the commission of, a felony or of a fraud or a crime involving  moral turpitude  or  a business crime, (iii) the knowing possession  or use  of  illegal  drugs or prohibited substances,  the  excessive drinking  of  alcoholic beverages which impairs  the  Executive's ability  to  perform his duties hereunder, (iv) being  under  the influence  of  such  drugs,  substances  or  alcohol  during  the

Executive's hours of employment (except for Company functions  at which alcohol use is tolerated), or (v) any material violation of the  Company's  corporate  policies described  in  the  Company's employee handbook, which handbook may supplemented or amended  by the  Company from time to time, a copy of which has been provided to  the  Executive.  In the event of such termination for  cause,

Executive shall be entitled to receive his Base Compensation  and

Bonus Compensation earned through the date of such termination.

           11.   No  Impediments.     The Executive warrants  and

represents  that he is free to enter into this Agreement  and  to perform  the services contemplated thereby and that such  actions will  not  constitute a breach of, or default under, any existing agreement.

           12.   No Waiver.     The failure of any of the parties

hereto to enforce any provision hereof on any occasion shall  not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

          13.  Entire Agreement.   This Agreement constitutes the

entire  agreement and understanding of the parties hereto and  no amendment,  modification or waiver of any provision herein  shall be  effective  unless in writing, executed by the  party  charged therewith.

          14.  Governing Law.  This Agreement shall be construed,

interpreted and enforced in accordance with and shall be governed by  the  laws of the State of New Jersey applicable to agreements to be wholly performed therein.

           15.  Binding Effect.     This Agreement shall bind and

inure  to  the  benefit  of  the parties,  their  successors  and assigns.

          16. Assignment and Delegation of Duties. This Agreement

may not be assigned by the parties hereto except that the Company shall have the right to assign this Agreement in connection  with a  sale or transfer of all or substantially all of its assets,  a merger  or consolidation.  This Agreement is in the nature  of  a personal services contract and the duties imposed hereby are non-

delegable.

           17.  Ratifies Obligations of Asset Purchase Agreement.

The  Executive is aware of, understands, agrees and  consents  to his  obligations  under the Asset Purchase Agreement,  especially

Section 2.14 of the Asset Purchase Agreement.

          18.  Paragraph Headings.  The paragraph headings herein

have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

           19.  Notices.  Any notice under the provisions of this

Agreement shall be given by registered or certified mail,  return receipt  requested, directed to the addresses  set  forth  above,

unless  notice  of a new address has been sent  pursuant  to  the terms of this paragraph.

           20.  Unenforceability; Severability.  If any provision

of this Agreement is found to be void or unenforceable by a court of  competent  jurisdiction,  the remaining  provisions  of  this

Agreement, shall, nevertheless, be binding upon the parties  with the  same  force and effect as though the unenforceable part  has been severed and deleted.

           21.  Counterparts.  This Agreement may be executed  in

one  or  more  counterparts, all of which shall be deemed  to  be duplicate originals.

      IN  WITNESS  WHEREOF, the parties hereto have  caused  this

Agreement to be executed as of the date first above written.



                                        MICROWAVE CONCEPTS, INC.



                                        By:/s/Richard S. Kalin
                                           ---------------------
                                           (Authorized Officer)



                                         /s/Anthony Pospishil
                                         -----------------------
                                         ANTHONY POSPISHIL